UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2008 (December 17, 2008)
LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 852-1422
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 17, 2008 LL&E Royalty Trust (the “Trust”) was notified by The New York Stock Exchange (the “NYSE”) that the Trust had fallen below the NYSE’s continued listing standard relating to the average closing price of the Trust’s securities and that, as such, the Trust is now subject to the procedures outlined in sections 801 and 802 of the NYSE Listed Company Manual. Rule 802.01C of the NYSE Listed Company Manual requires that the securities have a minimum average closing price of not less than $1.00 during a consecutive 30 trading-day period. As previously disclosed, the Trust intends to sell its assets and liquidate when practicable in light of market conditions, and in any case within the time period specified in the Trust’s governing documents.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated December 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: Name:	/s/ Mike Ulrich Mike Ulrich
Title:	Vice President
Date: December 19, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release dated December 19, 2008.